TEMA ETF Trust 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Tema Photonics & Optical ETF, Tema Memory ETF, Tema Commodity Infrastructure ETF, and Tema Commodity Income ETF, each series of Tema ETF Trust, under the “Management and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
June 26, 2026